Exhibit 3.1


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           HIRSCH INTERNATIONAL CORP.

                ------------------------------------------------
                            Under Section 245 of the
                        Delaware General Corporation Law
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     The  undersigned,  Henry  Arnberg  and Paul  Levine,  being  President  and
Secretary, respectively, of HIRSCH INTERNATIONAL CORP., a Delaware corporation (the "Corporation") hereby certify as follows:

     FIRST: The name of the Corporation is Hirsch International Corp. The name under which the Corporation was originally formed was Portman-Curson, Inc.

     SECOND: The Certificate of Incorporation was filed by the Department of State of the State of Delaware on December 7, 1970.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOURTH: The Corporation may issue three classes of shares as follows:

     a. Class A Common Stock. The aggregate number of shares of Class A Common Stock which the Corporation may issue is 20,000,000 shares with a par value of $.01. The shares shall be designated as "Class A Common Stock" and shall have identical rights and privileges in every respect. The dividend rights attributable to the holders of Class A Common Stock shall be identical to those of the holders of Class B Common Stock and all stock dividends shall be paid in Class A Common Stock. Each shareholder of record shall be entitled to one vote per share on all matters submitted to a vote of the shareholders, except that as long as the number of outstanding shares of Class B Common Stock equals or exceeds 400,000 shares, the holders of the Class A Common Stock, voting as a class, shall be entitled to elect one-third of the Board of Directors and the holders of the Class B Common Stock, voting as a class, shall be entitled to elect two-thirds of the Board of Directors.

     b. Class B Common Stock. The aggregate number of shares of Class B Common Stock which the Corporation may issue is 3,000,000 shares with a par value of $.01. The shares shall be designated as "Class B Common Stock" and shall have identical rights and privileges in every respect. The dividend rights attributable to the holders of Class B Common Stock shall be identical to those of the holders of Class A Common Stock and all stock dividends shall be paid in Class A Common Stock. Each shareholder of record shall be entitled to one vote per share on all matters submitted to a vote of the shareholders, except that as long as the number of outstanding shares of Class B Common Stock equals or exceeds 400,000 shares, the holders of the Class A Common Stock, voting as a Class, shall be entitled to elect one-third of the Board of Directors and the holders of the Class B Common Stock, voting as a class, shall be entitled to elect two-thirds of the Corporation's Board of Directors. A holder of Class B Common Stock may at any time convert any portion or all of such Stock into Class A Common Stock on a one-for-one basis. In the event of any disposition of shares of Class B Common Stock, other than to a holder of Class B Common Stock or to a spouse or child of a holder of Class B Common Stock or to a trust created for the benefit of a holder of Class B Common Stock or a spouse or child of a holder of Class B Common Stock, such shares shall be deemed to be automatically converted into an equal number of fully paid and non-assessable shares of Class A Common Stock. At such time as the number of outstanding shares of Class B Common Stock is less than 400,000, all remaining shares of the Class B Common Stock shall be deemed automatically converted into an equal number of shares of Class A Common Stock. This article FOURTH may not be amended to increase the authorized number of shares of Class B Common Stock.

     c. Preferred Stock. The aggregate number of shares of Preferred Stock which the Corporation may issue is 1,000,000, with a par value of $.01. The Preferred Stock may by issued from time to time in series. The shares of each series shall be subject not only to the provisions of this Article 4.c, which is applicable to all series of preferred shares, but also to the additional provisions with respect to such series as are fixed from time to time by the Board of Directors. The Board of Directors is hereby authorized and required to fix, in the manner and to the fullest extent provided and permitted by law, all provisions of the shares of each series not otherwise set forth in this Certificate, including, but not limited to:

     (1) Designation of Series-Number of Shares. The distinctive designation of each series and the number of shares constituting such series, which number may be increased (except where otherwise provided by the Board of Directors in its resolution creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors;

     (2) Dividend Rates and Rights. The annual rate and frequency of payment of dividends payable on the shares of all series and the dividend rights applicable thereto, including, in the event of Cumulative Preferred Stock, the date from which dividends shall be cumulative on all shares of any series issued prior to the record date for the first dividend on shares of such series;

     (3) Redemption. The rights, if any, of the Corporation to redeem; the terms and conditions of redemption; and the redemption price or prices, if any, for the shares of each, any, or all series;

     (4) Sinking Fund. The obligation, if any, of the Corporation to maintain a sinking fund for the periodic redemption of shares of any series and to apply the sinking fund to the redemption of such shares;

     (5) Voluntary Liquidation Preferences. The amount payable on shares of each series in the event of any voluntary liquidation, dissolution, or winding up of the affairs of the Corporation;

     (6) Conversion Rights. The rights, if any, of the holders of shares of each series to convert such shares into the Corporation's Common Stock and the terms and conditions of such conversion; and

     (7) Voting Rights. The voting rights, if any, of the holders of the shares of each series, and any other preferences, and relative, participating, optional, or other special rights, and any qualifications, limitations, or restrictions thereof.

     FIFTH: The Corporation is to have perpetual existence.

     SIXTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of ss. 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of ss. 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     SEVENTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

     1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

     2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of ss.109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subss. (d) of ss.141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

     3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of Subsection (b) of ss.242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

     EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of ss.102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     NINTH: The Corporation shall, to the fullest extent permitted by the provisions of ss. 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

     ELEVENTH:   This  Restated   Certificate  of  Incorporation   restates  and
integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this restated certificate.

     TWELFTH: This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of the board of directors of the Corporation, all in accordance with ss.245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned have executed this Restated Certificate of Incorporation and hereby affirm that the statements made herein are true under the penalties of perjury, this _____ day of September, 1997.



                                              -----------------------------
                                              Henry Arnberg, President



                                              -----------------------------
                                              Paul Levine, Secretary